Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2019 First Quarter Financial Results

MIDDLEFIELD, OHIO, April 22, 2019 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the 2019 first quarter ended March 31, 2019.

2019 First Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	Net income increased 15.6% to a first quarter record of $3.0 million

•	Earnings per diluted share increased 15.0% to a first quarter record of $0.92 per share

•	Return on average equity increased 63 basis points to 9.36%

•	Return on average tangible common equity(1) increased 57 basis points to 10.80%

•	Total loans up 7.7% to a record $1.0 billion, and were up 5.1% (annualized) from the 2018 fourth quarter

•	Net interest income improved 3.5% to $10.3 million

•	Noninterest income up 41.2% to $1.1 million

•	Noninterest expenses up only 2.1%

“The solid start to 2019 demonstrates strong momentum in our business and favorable economic trends throughout both our Central and Northeast Ohio markets,” stated Thomas G. Caldwell, President and Chief Executive Officer. “We achieved record first quarter financial results including loans, assets, and earnings and I am pleased with the 41.2% increase in noninterest income during the quarter. Diversifying our income streams is an important focus in 2019 and we expect further growth throughout the year as we implement strategies to improve noninterest income.”

Mr. Caldwell continued, “I am encouraged by our potential as we increase our scale, leverage our fixed costs, and drive profitable growth in 2019 and beyond. Middlefield’s Board of Directors recently approved a 150,000 share buyback, which reflects our optimism and dedication to return value to shareholders.”

Income Statement

Net interest income for the 2019 first quarter was $10.3 million, compared to $9.9 million for the 2018 first quarter. The 3.5% increase in net interest income for the 2019 first quarter was primarily a result of a 13.2% increase in interest and fees on loans. The net interest margin for the 2019 first quarter was 3.70%, compared to 3.82% for the same period of 2018. The yield on earning assets increased 28 basis points to 4.85% for the quarter ended March 31, 2019, from 4.57% for the quarter ended March 31, 2018. The cost of interest-bearing liabilities increased 49 basis points to 1.52% for the quarter ended March 31, 2019, from 1.03% for the quarter ended March 31, 2018.

Noninterest income for the 2019 first quarter was $1.1 million, compared to $0.8 million for the same period last year. The 41.2% increase in noninterest income was primarily due to higher investment services and recoveries on purchased student loans.

Noninterest expense for the 2019 first quarter was $7.5 million, a 2.1% increase from the 2018 first quarter. Salaries and benefits expense increased $145,000, or 3.6%, during the quarter ended March 31, 2019, compared to the quarter ended March 31, 2018, primarily as a result of increased staffing during the past twelve months, including executive management and new branch personnel.

“Asset quality remains stable as a result of conservative underwriting standards, balanced portfolio composition, and steady economic trends in both of our Ohio markets,” said Donald L. Stacy, Chief Financial Officer. “Asset quality was negatively affected by one large credit of $3.2 million in the Central Ohio market. The issue is isolated to this particular borrower and it is not indicative of a trend in the market, portfolio or an issue in underwriting. Aside from this issue, the asset quality trends of the portfolio continue to improve and the bank has provided sufficient dollars to cover any potential loss with this credit. In addition, we remain focused on attracting new deposits, and total deposits increased 10.1% over the prior year period and 9.6% annualized over the past three months. Our loans to deposits ratio was 95.9% at March 31, 2019, compared to 97.9% at March 31, 2018. While our deposit beta has increased over the past 12 months, we believe we are reaching a period of stabilization in our net interest margin over the coming quarters.”

Balance Sheet

Total assets at March 31, 2019, increased 15.7% to a record $1.28 billion, compared to March 31, 2018. The Company adopted ASC 842 on January 1, 2019. As a result, for the 2019 first quarter premises and equipment, net, was $15.7 million, an increase of $2.7 million or 21.1%, compared to the 2018 fourth quarter. Similarly, accrued interest receivable and other assets was $13.3 million, an increase of $3.6 million or 37.0%, compared to the 2018 fourth quarter.

Net loans at March 31, 2019, increased 7.8% to $997.3 million, compared to $924.8 million at March 31, 2018. The year-over-year improvement in net loans was primarily a result of a 12.4% increase in commercial mortgage loans, a 7.5% increase in residential mortgage loans, a 19.2% increase in real estate construction loans, offset by a 12.7% decline in consumer installment loans and a 14.1% decline in commercial and industrial loans.

Total deposits at March 31, 2019, was $1.04 billion, compared to $944.6 million at March 31, 2018. The 10.1% increase in deposits was primarily a result of higher time and money market deposits. The investment portfolio, classified as available for sale, was $98.1 million at March 31, 2019, compared with $91.3 million at March 31, 2018.

Stockholders’ Equity and Dividends

At the end of the 2019 first quarter, stockholders’ equity increased 9.6% to $131.7 million compared to $120.2 million at March 31, 2018. On a per share basis, shareholders’ equity at March 31, 2019, was $40.44 compared to $37.28, an increase of 8.5%, over the same period last year.

Tangible stockholders’ equity(1) increased 11.6% to $114.3 million for the 2019 first quarter, compared to $102.4 million at March 31, 2018. On a per-share basis, tangible stockholders’ equity(1) was $35.11 at March 31, 2019, compared to $31.78, an increase of 10.5%, at March 31, 2018.

During the 2019 first quarter, the Company paid cash dividends of $0.28 per share, which represented a payout ratio of 30.2%.

At March 31, 2019, the Company had an equity to assets leverage ratio of 10.28%, compared to 10.86% at March 31, 2018.

Asset Quality

The provision for loan losses was $240,000 for the 2019 first quarter, compared to $210,000 for the same period a year ago. Nonperforming assets at March 31, 2019, were $10.6 million, compared to $9.0 million at March 31, 2018. Net charge-offs were $462,000, or 0.19% of average loans, annualized, during the 2019 first quarter, compared to net recoveries of $151,000, or 0.06% of average loans, annualized, at March 31, 2018. The allowance for loan losses at March 31, 2019, stood at $7.2 million, or 0.72% of total loans, compared to $7.6 million or 0.81% of total loans at March 31, 2018.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.28 billion at March 31, 2019. The bank operates 15 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1)

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
Balance Sheets (period end)	2019	2018	2018	2018	2018
ASSETS
Cash and due from banks	$121,045	$107,933	$81,951	$42,451	$33,258
Federal funds sold	—	—	—	28,795	—

Cash and cash equivalents	121,045	107,933	81,951	71,246	33,258
Equity securities, at fair value	674	616	671	656	643
Investment securities available for sale, at fair value	98,114	98,322	99,717	100,028	91,262
Loans held for sale	1,230	597	925	1,132	937
Loans	1,004,484	992,109	972,968	943,674	932,374
Less allowance for loan and lease losses	7,206	7,428	7,494	7,502	7,551

Net loans	997,278	984,681	965,474	936,172	924,823
Premises and equipment, net	15,741	13,003	13,002	12,978	12,225
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	2,312	2,397	2,484	2,571	2,658
Bank-owned life insurance	16,185	16,080	15,970	15,862	15,764
Accrued interest receivable and other assets	13,285	9,698	11,063	10,363	10,123

TOTAL ASSETS	$1,280,935	$1,248,398	$1,206,328	$1,166,079	$1,106,764

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
LIABILITIES
Deposits:
Noninterest-bearing demand	$194,298	$203,410	$202,580	$205,192	$192,190
Interest-bearing demand	107,246	92,104	99,342	94,715	98,672
Money market	178,668	196,685	191,261	137,572	149,359
Savings	184,662	222,954	224,704	204,408	221,851
Time	375,357	300,914	295,874	290,359	282,501

Total deposits	1,040,231	1,016,067	1,013,761	932,246	944,573
Short-term borrowings	91,000	90,398	55,304	87,833	18,671
Other borrowings	11,518	8,803	8,956	18,996	19,028
Accrued interest payable and other liabilities	6,487	4,840	4,074	4,288	4,340

TOTAL LIABILITIES	1,149,236	1,120,108	1,082,095	1,043,363	986,612

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 3,642,535 shares issued, 3,256,370 shares outstanding as of March 31, 2019	86,437	85,925	85,687	85,544	85,116
Retained earnings	58,139	56,037	53,520	51,121	48,927
Accumulated other comprehensive income (loss)	641	(154)	(1,456)	(431)	(373)
Treasury stock, at cost; 386,165 shares	(13,518)	(13,518)	(13,518)	(13,518)	(13,518)

TOTAL STOCKHOLDERS’ EQUITY	131,699	128,290	124,233	122,716	120,152

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,280,935	$1,248,398	$1,206,328	$1,166,079	$1,106,764

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Statements of Income	2019	2018	2018	2018	2018
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$12,510	$12,467	$11,821	$11,234	$11,054
Interest-earning deposits in other institutions	187	146	178	115	119
Federal funds sold	7	17	8	7	14
Investment securities:
Taxable interest	179	182	167	170	169
Tax-exempt interest	565	589	598	550	525
Dividends on stock	58	58	57	53	59

Total interest and dividend income	13,506	13,459	12,829	12,129	11,940

INTEREST EXPENSE
Deposits	2,945	2,828	2,178	1,973	1,640
Short-term borrowings	213	78	296	192	276
Other borrowings	96	92	104	118	122

Total interest expense	3,254	2,998	2,578	2,283	2,038

NET INTEREST INCOME	10,252	10,461	10,251	9,846	9,902

Provision for loan losses	240	210	210	210	210

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,012	10,251	10,041	9,636	9,692

NONINTEREST INCOME
Service charges on deposit accounts	508	498	491	472	453
Gain (loss) on equity securities	58	(55)	15	13	18
Earnings on bank-owned life insurance	105	110	108	98	112
Gains on sale of loans	37	67	43	117	4
Other income	402	357	291	305	199

Total noninterest income	1,110	977	948	1,005	786

NONINTEREST EXPENSE
Salaries and employee benefits	4,124	4,065	3,839	3,866	3,979
Occupancy expense	553	465	460	472	536
Equipment expense	235	273	262	201	233
Data processing costs	465	446	481	402	477
Ohio state franchise tax	259	220	244	244	115
Federal deposit insurance expense	130	100	150	150	150
Professional fees	431	364	346	327	445
Advertising expense	203	227	236	230	228
Software amortization expense	145	145	155	155	150
Core deposit intangible amortization	85	87	87	87	91
Other expense	870	851	832	929	941

Total noninterest expense	7,500	7,243	7,092	7,063	7,345

Income before income taxes	3,622	3,985	3,897	3,578	3,133
Income taxes	611	560	593	481	528

NET INCOME	$3,011	$3,425	$3,304	$3,097	$2,605

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts)

	For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Per common share data
Net income per common share - basic	$0.93	$1.06	$1.02	$0.96	$0.81
Net income per common share - diluted	$0.92	$1.05	$1.02	$0.96	$0.80
Dividends declared per share	$0.28	$0.28	$0.28	$0.28	$0.33
Book value per share (period end)	$40.44	$39.54	$38.38	$37.95	$37.28
Tangible book value per share (period end) (2) (3)	$35.11	$34.16	$32.96	$32.49	$31.78
Dividends declared	$909	$908	$905	$903	$1,063
Dividend yield	2.76%	2.62%	2.36%	2.21%	2.69%
Dividend payout ratio	30.19%	26.51%	27.39%	29.16%	40.81%
Average shares outstanding - basic	3,249,139	3,239,180	3,234,393	3,225,726	3,220,262
Average shares outstanding - diluted	3,255,284	3,250,149	3,248,326	3,240,329	3,238,069
Period ending shares outstanding	3,256,370	3,244,332	3,236,689	3,233,678	3,222,984

Selected ratios
Return on average assets	1.01%	1.15%	1.13%	1.11%	0.94%
Return on average equity	9.36%	10.52%	10.33%	10.08%	8.73%
Return on average tangible common equity (2) (4)	10.80%	12.17%	12.00%	11.77%	10.23%
Efficiency (1)	64.30%	61.61%	61.65%	63.43%	67.00%
Equity to assets at period end	10.28%	10.28%	10.30%	10.52%	10.86%
Noninterest expense to average assets	0.62%	0.62%	0.61%	0.63%	0.66%

(1)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

	For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Yields
Interest-earning assets:
Loans receivable (2)	5.07%	5.09%	4.89%	4.84%	4.82%
Investment securities (2)	3.80%	3.73%	3.67%	3.68%	3.61%
Interest-earning deposits with other banks	2.26%	2.08%	1.95%	1.72%	1.85%
Total interest-earning assets	4.85%	4.82%	4.65%	4.61%	4.57%
Deposits:
Interest-bearing demand deposits	0.30%	0.31%	0.30%	0.28%	0.28%
Money market deposits	1.58%	1.56%	0.99%	0.87%	0.82%
Savings deposits	0.81%	0.85%	0.68%	0.57%	0.47%
Certificates of deposit	2.15%	1.99%	1.84%	1.79%	1.65%
Total interest-bearing deposits	1.46%	1.38%	1.14%	1.07%	0.94%
Non-Deposit Funding:
Borrowings	2.57%	3.54%	2.30%	2.59%	1.67%
Total interest-bearing liabilities	1.52%	1.43%	1.23%	1.16%	1.03%
Cost of deposits	1.17%	1.09%	0.89%	0.84%	0.74%
Cost of funds	1.24%	1.14%	0.98%	0.92%	0.83%
Net interest margin (1)	3.70%	3.76%	3.72%	3.76%	3.82%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
End of Period Loan Balances	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
(Dollar amounts in thousands)
Commercial and industrial	$85,756	$83,857	$93,144	$101,975	$99,809
Real estate - construction	58,019	56,731	48,901	45,647	48,687
Real estate - mortgage:
Residential	340,483	336,487	329,609	320,858	316,856
Commercial	504,289	498,247	483,675	457,050	448,766
Consumer installment	15,937	16,787	17,639	18,144	18,256

Total	$1,004,484	$992,109	$972,968	$943,674	$932,374

Asset quality data	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
(Dollar amounts in thousands)
Non-accrual loans	$10,472	$6,595	$7,288	$8,357	$8,747
90 day past due and accruing	—	945	—	15	—

Nonperforming loans (3)	10,472	7,540	7,288	8,372	8,747
Other real estate owned	126	270	257	181	212

Non-performing assets	$10,598	$7,810	$7,545	$8,553	$8,959

Allowance for loan losses	$7,206	$7,428	$7,494	$7,502	$7,551
Allowance for loan losses/total loans	0.72%	0.75%	0.77%	0.79%	0.81%
Net charge-offs (recoveries):
Quarter-to-date	$462	$276	$218	$259	$(151)
Net charge-offs to average loans, annualized:
Quarter-to-date	0.19%	0.11%	0.09%	0.11%	-0.06%
Nonperforming loans/total loans	1.04%	0.76%	0.75%	0.89%	0.94%
Allowance for loan losses/nonperforming loans	68.81%	98.51%	102.83%	89.61%	86.33%
Nonperforming assets/total assets	0.83%	0.63%	0.63%	0.73%	0.81%

(3)	Non-performing loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Stockholders’ Equity	$131,699	$128,290	$124,233	$122,716	$120,152
Less Goodwill and other intangibles	17,383	17,468	17,555	17,642	17,729

Tangible Common Equity	$114,316	$110,822	$106,678	$105,074	$102,423

Shares outstanding	3,256,370	3,244,332	3,236,689	3,233,678	3,222,984

Tangible book value per share	$35.11	$34.16	$32.96	$32.49	$31.78

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Average Stockholders’ Equity	$130,450	$129,208	$126,865	$123,228	$121,001
Less Average Goodwill and other intangibles	17,422	17,510	17,597	17,683	17,773

Average Tangible Common Equity	$113,028	$111,698	$109,268	$105,545	$103,228

Net income	$3,011	$3,425	$3,304	$3,097	$2,605

Return on average tangible common equity (annualized)	10.80%	12.17%	12.00%	11.77%	10.23%